                                                                   Exhibit 10.20

                             STOCKHOLDERS AGREEMENT
                             ----------------------

          STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 13, 1999,
                                        ---------
by and among IDT Corporation, a Delaware corporation ("IDT"), and Clifford M. Sobel ("Sobel") (together with IDT, the "Majority Stockholders"), Net2Phone,
        -----                            ---------------------
Inc., a Delaware corporation (the "Company"), and the additional investors listed on Schedule A hereto (the "Series A Investors").
                                  ------------------

          WHEREAS, each of the Series A Investors has executed and delivered a Series A Subscription Agreement, dated as of May 13, 1999 (collectively, the "Series A Subscription Agreement"), by and among the Company and each such
 -------------------------------
Series A Investor for the purchase of Series A Convertible Preferred Stock of the Company, par value $.01 per share (the "Series A Preferred"), and Warrants
                                            ------------------
(the "Warrants") to purchase Common Stock of the Company, par value $.01 per
      --------
share (the "Common Stock").
            ------------

          WHEREAS, Sobel holds shares individually and has donated shares to the Scott Sobel Annual Gift Trust (the "Sobel Trust").
                                    -----------

          WHEREAS, Sobel is entering into this Agreement with respect to the shares of Common Stock held by him and a trustee is entering into this Agreement on behalf of the Sobel Trust.

          WHEREAS, it is a condition to the Series A Investors entering into the Series A Subscription Agreements that the Majority Stockholders enter into this Agreement.

          NOW, THEREFORE, the Majority Stockholders and each of the Series A Investors hereby agree as follows:

1.  Defined Terms.  Capitalized terms used herein and not otherwise defined
    -------------
herein shall have the meanings given to them in the Series A Subscription Agreements.

2.  Election of Directors.  (a) The Majority Stockholders agree that at the next
    ---------------------
meeting of stockholders of the Company following the date of this Agreement (the "Stockholders' Meeting"), and for so long as the Series A Investors who are
 ---------------------
affiliates of Softbank (the "Softbank Investors") hold a majority of the shares
                             ------------------
of Series A Preferred originally purchased pursuant to their respective Subscription Agreements or the capital stock into which such shares of Series A Preferred are convertible, they will vote all of their respective shares of capital stock in the Company in favor of the election of, and take all other actions necessary to cause the election of, a director nominated by the Softbank Investors (the "Softbank Director"), and shall, upon the request of the Softbank
                -----------------
Investors, use their best efforts to cause such director to be appointed to the Company's audit committee or compensation committee. In the event that the Softbank Investors elect to terminate the appointment of the Softbank Director, or fail to nominate a candidate, the Majority Stockholders will nominate and elect a director of their choosing in place of the Softbank Director.

(b) The Majority Stockholders agree that at the Stockholders' Meeting, and for so long as GE Capital Equity Investments Inc., its affiliates or beneficial owners (collectively, the "GE Investors") hold a majority of the shares of
                           ------------
Series A Preferred originally purchased pursuant to their respective Subscription Agreements or the capital stock into which such shares of Series A Preferred are convertible, they will vote all of their respective shares of capital stock in the Company in favor of the election of, and take all other actions necessary to cause the election of, a director nominated by the GE Investors (the "GE Director"), and shall, upon the request of the GE Investors,
                -----------
use their best efforts to cause such director to be appointed to whichever of the Company's audit committee or compensation committee to which the Softbank Director is not elected.

3.   Transfer Restrictions.  Except as otherwise set forth in this Section 3,
     ---------------------
each Series A Investor agrees not to sell, transfer or otherwise dispose of, pledge, collateralize, hypothecate or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer or other disposition, pledge, collateralization, or hypothecation (any such event, a "Disposition") of its shares of Series A Preferred or Warrants, or Common Stock
 -----------
underlying such securities, for a period of 180 days following the date upon which a registration statement relating to an initial public offering of the Company which results in the conversion of the Series A Preferred pursuant to the Certificate of Designation is declared effective. No Series A Investor nor any Majority Stockholder may for a period of 36 months from the date of this Agreement, make any Dispositions to any Competitor of the Company. If, after 36 months from the date of this Agreement, a Series A Investor elects to make a Disposition to a Competitor of the Company, such Disposition shall be subject to a right of first refusal by the Company as set forth in Exhibit A hereto. For purposes of this Agreement, a "Competitor" shall mean any person or entity who derives a majority of its revenue from providing Internet telephony services. Notwithstanding anything contained herein, there shall be no restrictions on transfer between Series A Investors or from a Series A Investor to any of its affiliates or beneficial owners or to IDT or the Company, nor shall there be any restrictions on any Disposition (i) which have been consented to by the Company,
(ii) pursuant to a third party tender offer, (iii) pursuant to a merger, consolidation or reorganization to which the Company is a party, (iv) in a bona fide public distribution or bona fide underwritten public offering, or (v) pursuant to Section 144 or Section 144A of the Securities Act (including distributions by a partnership to its partners or a limited liability company to its members); provided, however, that in the case of any such permitted transfer
              --------  -------
to an affiliate or beneficial owner of a Series A Investor or Majority Stockholder, this contract shall be binding on the affiliate or beneficial owner.

4.   Representations, Warranties and Acknowledgments of IDT.  IDT hereby
     ------------------------------------------------------
represents, warrants and acknowledges to Sobel and the Series A Investors as follows:

(i)  Organization and Qualification.  IDT has been duly organized and is validly
     ------------------------------
existing and is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii)   Authorization.  All corporate actions on the part of IDT necessary for
       -------------
the authorization, execution and delivery of this Agreement and the performance of all obligations of IDT hereunder have been taken. This Agreement has been duly executed and delivered by IDT and constitutes a valid and legally binding obligation of IDT, enforceable against IDT in accordance with its terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, and (b) the availability of equitable remedies.

(iii)  Ownership of Shares.  IDT owns of record and beneficially owns the number
       -------------------
of shares of Common Stock set forth opposite its name on Schedule B attached hereto.

(iv)   No Proxy.  IDT has not granted and is not a party to any proxy, voting
       --------
trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

5.     Representations, Warranties and Acknowledgment of Sobel.  Sobel hereby
       -------------------------------------------------------
represents, warrants and acknowledges to IDT and the Series A Investors as follows:

(i) This Agreement has been duly executed and delivered by Sobel individually and a trustee of the Sobel Trust and constitutes a legal, valid and binding agreement of Sobel and the Sobel Trust, enforceable against each of Sobel and the Sobel Trust in accordance with its terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally, and (b) the availability of equitable remedies.

(ii)   Ownership of Shares.  Sobel and the Sobel Trust own of record and
       -------------------
beneficially own the number of shares of Common Stock set forth opposite its name on Schedule C attached hereto.

(iii)  No Proxy.  Neither Sobel nor the Sobel Trust has granted nor is either a
       --------
party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

6.     Representations, Warranties and Acknowledgments of the Series A
       ---------------------------------------------------------------
Investors. Each Series A Investor hereby represents, warrants and acknowledges
---------
to the Majority Stockholders as follows:

       Authorization.  All action on the part of such Series A Investor
       -------------
necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of such Series A Investor hereunder has been taken. This Agreement has been duly executed and delivered by such Series A Investor and constitutes a valid and legally binding obligation of such Investor, enforceable in accordance with its terms, subject to (a) the laws of bankruptcy and the laws affecting creditors' rights generally and (b) the availability of equitable remedies.

7.     Miscellaneous.
       -------------

7.1.   Legends.  Each of the parties consents to the printing of a legend on the
       -------
certificates representing its shares of Common Stock or Series A Preferred that refer to the limitations on transfer set forth in this Agreement. Unless sold pursuant to an effective registration statement, each certificate representing Securities shall bear a legend substantially in the following form:

                    "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Act or, except as otherwise permitted pursuant to Rule 144 under the Act or another exemption from registration under the Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required and are subject to transfer restrictions as set forth in a Subscription Agreement, dated May __, 1999, and the operative agreements entered into in connection therewith, copies of which may be obtained from the Company."

The foregoing legend except for the last sentence thereof, if necessary, shall be removed from the certificates, at the request of the holder thereof, at such time as (i) they are sold pursuant to an effective registration statement, (ii) they become eligible for resale pursuant to Rule 144(k) under the Act or another provision of Rule 144 of the Act pursuant to which all such underlying Common Shares could be sold in a single transaction, or (iii) an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the proposed transfer is exempt from the Act. The transfer agent for the Securities will issue new Securities without the legend upon receipt of a certificate from the Investor stating that the Securities have been registered or transferred pursuant to an effective registration statement under the Act or can be sold in reliance upon Rule 144.

7.2.   Termination.  This Agreement shall terminate with respect to a Series A
       -----------
Investor upon the earlier to occur of (i) the mutual consent of all of the Series A Investors and IDT or (ii) with respect to each provision of this Agreement, in accordance with its terms.

7.3.   Specific Performance.  The parties hereto agree that the remedy at law
       --------------------
for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

7.4.   Successors and Assigns.  This Agreement may not be assigned by any Series
       ----------------------
A Investor or the Majority Stockholders without the prior written consent of the other party hereto; provided, however, that this Agreement may be transferred by
                    --------  -------
any Investor to one or more of its affiliates or beneficial owners, or to any other Investor. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.5.   Additional Shares.  In the event that subsequent to the date of this
       -----------------
Agreement any shares or other securities are issued on, or in exchange for, any of the securities of the Company owned by a Majority Stockholder by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be subject to the terms of this Agreement to the same extent as Majority Stockholder Shares hereunder.

7.6.   Addition of Series A Investors.  Notwithstanding anything to the contrary
       ------------------------------
contained herein, if the Company shall issue additional shares of its Series A Preferred pursuant to a Series A Subscription Agreement, any purchaser of such shares of Series A Preferred may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a "Series A Investor" hereunder.

7.7.   Waiver.  No waivers of any breach of this Agreement extended by any party
       ------
hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

7.8.   Governing Law; Submission to Jurisdiction.  This Agreement shall be
       -----------------------------------------
governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions. Each of the Series A Investors and the Majority Stockholders hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Series A Investors and the Majority Stockholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.9.   Counterparts.  This Agreement may be executed in counterparts, each of
       ------------
which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

7.10.  Captions and Headings.  The captions and headings used in this Agreement
       ---------------------
are for convenience only and are not to be considered in construing or interpreting this Agreement.

7.11.  Notices.  Unless otherwise provided, any notice or other communication
       -------
required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice:

          If to the Majority
          Stockholders:                       IDT Corporation
                                              190 Main Street
                                              Hackensack, NJ 07601
                                              Attn: Chief Financial Officer
                                              Fax: 201-928-2952

          and:                                Clifford M. Sobel
                                              Net2Phone, Inc.
                                              171 Main Street
                                              Hackensack, NJ 07601
                                              Fax: 201-907-5351

          with a copy to:                     Morrison & Foerster LLP
                                              1290 Avenue of the Americas
                                              New York, NY 10104
                                              Attn: Ira A. Greenstein
                                              Fax: 212-468-7900


          If to the Series A Investors:       At the address specified in
                                              Schedule A

          with a copy to:                     Softbank Technology Ventures, IV
                                              333 West San Carlos St.,
                                              Suite 1225
                                              San Jose, CA 95110
                                              Attn: Gary Rieschel
                                              Fax: 408-271-2270

          with a copy to:                     Cooley Godward LLP
                                              Five Palo Alto Square
                                              3000 El Camino Road
                                              Palo Alto, CA 94306-2155
                                              Attn: Eric Jensen
                                              Fax: 650-857-0663

          and a copy to:                      Paul, Hastings, Janofsky &
                                              Walker LLP
                                              555 South Flower Street
                                              Los Angeles, CA 90071
                                              Attn: Siobhan M. Burke
                                              Fax: 213-627-0705
          and a copy to:                      NBC Multimedia, Inc.
                                              c/o National Broadcasting Company
                                              30 Rockefeller Plaza
                                              New York, New York 10012
                                              Attn: Vice President, Law,
                                              Corporate Transactions Group
                                              Fax: (212) 977-7165

7.12.  Amendments.  This Agreement may not be modified, amended, altered or
       ----------
supplemented, except upon the execution and delivery of a written agreement executed by the party or parties against which the same will be enforced. Notwithstanding the foregoing, the consent of a Majority Stockholder who, as of the date hereof, is an employee or director of, or consultant to, the Company to any amendment or waiver which diminishes such Majority Stockholder's rights shall not be required if such person is no longer serving as an employee or director of, or consultant to the Company.

7.13.  Further Assurances. Each party hereto shall execute and deliver such
       ------------------
additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

7.14.  Severability.  If one or more provisions of this Agreement are held to be
       ------------
unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.15.  Entire Agreement. This Agreement together with Schedule(s) with the
       ----------------
Series A Subscription Agreement and the Additional Agreements contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Subscription Agreement or any of the Additional Agreements with respect to the respect contemplated hereby and thereby, other than those set forth herein or therein or made hereunder or thereunder.

7.16.  No Fiduciary Duty of Investors.  It is understood and accepted that each
       ------------------------------
of the Series A Investors and their respective affiliates (as defined in Rule 405 of the SEC under the Act) and beneficial owners have or may hereafter have interests in other business ventures that are or may be competitive with the activities of the Company and that, to the fullest extent permitted by law, nothing in this Agreement shall limit the current or future business activities of each of such Persons whether or not such activities are competitive with those of the Company or otherwise. Nothing in this Agreement shall limit in any manner the ability of the Investors to exercise their rights under this Agreement or as stockholders or other security holders of the Company and this

Agreement shall not create, or be deemed or interpreted to create, any fiduciary or similar duty of any party owing to any other party or the Company.

7.17.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A
       --------------------
JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 7.17 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

          IN WITNESS WHEREOF, the parties, each by its duly authorized signatory (if not an individual), have executed this Agreement as of the date first above written.

                                    SERIES A INVESTOR:


                                    By:____________________________
                                      Name:
                                      Title:

                                    Name:__________________________
                                    Address:_______________________
                                    Title:_________________________
                                    Telephone No.__________________
                                    Fax No.________________________
                                    Date:__________________________


IDT Corporation                     Net2Phone, Inc.


By: /s/ Joyce J. Mason              By: /s/ Howard Balter
    ------------------------            -----------------------------------
    Name: Joyce J. Mason                Name: Howard Balter
    Title: General Counsel              Title: Chief Executive Officer

                                    Scott Sobel Annual Gift Trust
                                    By: a Trustee

    /s/ Clifford M. Sobel            /s/ Stephen Greenberg
    ------------------------         --------------------------------------
    Clifford M. Sobel                   Name: Stephen M. Greenberg, Trustee

                                   SCHEDULE A
                                   ----------

                                                                        Subscription             Shares of
                        Investor                                           Amount               Preferred A           Warrants
                        --------                                        ------------            -----------           --------
Softbank Technology Ventures IV, L.P.                                  $14,718,000.00             1,471,800             29,436
Softbank Technology Advisors Fund L.P.                                 $   282,000.00                28,200                564
GE Capital Equity Investments, Inc.                                    $ 7,500,000.00               750,000             15,000
America Online, Inc.                                                   $ 7,500,000.00               750,000             15,000
Hambrecht & Quist Individuals                                          $
               Timothy Baughman                                        $    20,000.00                 2,000                  0
               Daniel Rimer                                            $    20,000.00                 2,000                  0
               David Golden                                            $    15,000.00                 1,500                  0
               Mark Zanoli                                             $    15,000.00                 1,500                  0
               Daniel H. Case III                                      $    10,000.00                 1,000                  0
               Norman Colbert                                          $     5,000.00                   500                  0
Hambrecht & Quist Entities
               Hambrecht & Quist California                            $    78,750.00                 7,875                  0
               Hambrecht & Quist Employee Venture Fund, L.P. II        $    37,500.00                 3,750                  0
               Access Technology Partners, L.P.                        $   790,000.00                79,000                  0
               Access Technology Partners Brokers Fund, L.P.           $     8,750.00                   875                  0
ABS Employee's Venture Fund Limited Partnership                        $   400,000.00                40,000                  0
                                                                       --------------             ---------             ------

               TOTAL                                                   $31,400,000.00             3,140,000             60,000
                                                                       ==============             =========             ======

                                  SCHEDULE B
                                  ----------

IDT Corporation  9,288,000 shares

                                  SCHEDULE C
                                  ----------

Clifford M. Sobel

Scott Sobel Annual Gift Trust

                                   EXHIBIT A


                             RIGHT OF FIRST REFUSAL
                             ----------------------

1. If any Series A Investor seeks to make a Disposition pursuant to this Agreement, such Series A Investor (the "Offering Holder") shall first make a written offer (the "Offer") to sell such shares of Series A Preferred or Warrants or Common Stock underlying such securities. The Offer shall set forth:
          (i)    the name and address of any proposed transferee;
          (ii) the number of shares of Series A Preferred or Warrants or Common Stock underlying such securities to be transferred ("Offered Shares");

          (iii) if the proposed transfer is a sale, the cash consideration per share to be received by the Offering Holder in connection with such Disposition and, if the consideration is other than cash or partly in cash and partly in the form of other consideration, a statement as to the nature of the other consideration (with a reasonably sufficient and accurate description thereof) and the fair and reasonable cash equivalent value (discounted at the prime commercial rate of interest most recently published by The Wall Street Journal (the "Prime Rate") to present value) of such other consideration;

          (iv) the address of the Offering Holder at which each Offeree may give any notice required herein;

          (v) an offer to sell and transfer the Offered Shares to the Company pursuant to the provisions of this Agreement; and

          (vi)   all other terms and conditions of the proposed transfer.

As used herein, the term "Offer Date" shall mean the date on which the Company actually receives an Offer unless, an independent investment banking firm is required to determine the fair market value of the Offered Shares, in which event the "Offer Date" shall be deemed to be the fifth day that is not a Saturday, Sunday or legal holiday in the State of New York (a "Business Day") after such investment banking firm shall have notified the Company of its determination of the value of the Offered Shares.

        The Company shall have the option and preferential right, but shall not be obligated, for 60 days following the Offer Date to purchase any or all of the Offered Shares.

2. If the Company elects to purchase less than all of the Offered Shares pursuant to this right of first refusal, the Offering Holder will have the right to make a Disposition of the balance Offered Shares to the proposed transferee pursuant to the terms of the Offer, and such proposed transferee shall execute and become a party to this Agreement and must hold the

     Offered Shares subject to all the terms and conditions of this Agreement. Notwithstanding the failure to execute a counterpart of this Agreement, any such proposed transferee shall take such Offered Shares subject to this Agreement and by acceptance of any certificate representing such Offered Shares shall be bound by this Agreement. If all of the Offered Shares are not transferred in accordance with the terms described in the Offer within a period of 45 days after the expiration of the option period provided in Paragraph (1) hereof, then no Disposition of any Offered Shares may be made unless a new Offer covering such Offered Shares is given and this Exhibit A is complied with again.